Exhibit 99.1

FOR IMMEDIATE RELEASE

Adeptus Health Announces Planned Retirement of Thomas S. Hall

LEWISVILLE, Texas, September 7, 2016 – Adeptus Health Inc. (NYSE: ADPT), the largest operator of freestanding emergency rooms in the U.S., today announced that Thomas S. Hall has informed the Board of Directors of his intention to retire as Chief Executive Officer.  To ensure an orderly transition, Mr. Hall intends to continue as CEO until the earlier of mid-2017 or the appointment of his successor.  Mr. Hall has also agreed to remain on the Board as Chairman through his current term, which ends at the Company’s 2017 Annual Meeting of Stockholders.

“When Tom retires, he will leave with gratitude and best wishes.  He has led the Company through a period of tremendous growth and has built an outstanding management team to support our continued success,” said Richard Covert, Vice Chairman of the Adeptus Board.  “During his tenure, Adeptus has transformed from a private company with 12 facilities just four years ago into the premier operator of freestanding emergency rooms in the United States.  Today, we are operating 97 facilities and are on track to open an additional 13 new facilities by year-end 2016 and have established partnerships with leading healthcare systems in five states.  We have also achieved significant growth in both revenues and earnings over this period, and are well positioned to continue our growth through new unit openings and new partnerships.  As we look forward, we intend to identify a leader who will build on this momentum, creating enhanced value for Adeptus stockholders, our partners, employees, and the communities in which we operate.”

“It has been an honor to serve as Chairman and CEO of Adeptus,” said Mr. Hall. “Helping Adeptus and its team grow and flourish during my tenure has been one of the most rewarding professional experiences of my career.  Today, the Company has a strong management team to carry us forward as well as a solid operating and financial foundation in place.  It is the right time to transition to the next chapter.  I am proud of all that we have accomplished together and equally confident in our team’s ability to continue to grow Adeptus following my retirement and fulfill its mission of expanding access to the highest-quality emergency medical care.”

The Adeptus Board has established a search committee to identify Mr. Hall's successor and intends to retain a leading executive search firm to assist in the process.

About Adeptus Health Inc.

Adeptus Health (NYSE: ADPT) is a leading patient-centered healthcare organization expanding access to the highest quality emergency medical care through its network of freestanding emergency rooms and partnerships with premier healthcare providers. Adeptus Health owns and operates First Choice Emergency Room, the nation's largest and oldest network of freestanding emergency rooms and owns and/or operates facilities in partnership with Texas Health Resources in Texas, UCHealth in Colorado, Dignity Health in Arizona, Ochsner Health System in Louisiana and Mount Carmel Health System in Ohio. All Adeptus Health freestanding facilities are fully equipped emergency rooms with a complete radiology suite of diagnostic technology, on-site laboratory, and staffed with board-certified physicians and emergency trained registered nurses. For the last three years, Adeptus Health has exceeded the 95th percentile in patent satisfaction according to patient feedback collected nationwide by Press Ganey Associates Inc. Adeptus Health also was named a 2016 Best Workplaces in Healthcare by Great Place to Work® and Fortune Magazine. For more information please visit adhc.com.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and ADPT undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015.

Investor Relations Contacts:

Kevin Ellich

Vice President, Investor Relations

Tel: (972) 899-7062

Email: Kevin.Ellich@adhc.com

Media Contact:

Jackie Zupsic

Hill+Knowlton Strategies

Tel: (212) 885-0590

Email: Jackie.Zupsic@hkstrategies.com